FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                                666 Fifth Avenue
                          New York, New York 10103-3198

telephone: 212/318-3000                                          Houston
facsimile: 212/752-5958                                      Washington, D.C.
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                                    Exhibit 5



July 11, 1997


DATA GENERAL CORPORATION
4400 Computer Drive
Westboro, Massachusetts  01580

Ladies and Gentlemen:

                  We  refer  to the  Registration  Statement  on Form  S-8  (the
"Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Data General Corporation, a Delaware corporation (the "Company"), relating to 2,500,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock") to be issued under the Data General Corporation Employee Qualified Stock Purchase Plan and 100,000 shares of Common Stock to be issued under the Data General Corporation Stock Compensation Plan for Non-Employee Directors (the "Plans").

                  As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock pursuant to the Plans and the shares of Common Stock being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                                /s/ Fulbright & Jaworski L.L.P.